PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT is made as of this 23 day of May, 1995, by and between CANTON PROPERTIES I, INC. , 202 West 400 South, Suite 100, Salt Lake City, UT 84101 ("Seller"), and ASSET RECOVERY, INC., 79 South Main Street, Suite 1100, Salt Lake City, Utah 84111 ("Purchaser").

                                    RECITALS


         WHEREAS, Seller is the owner of a 2/3rds fee interest in a certain parcel of land located 230 West 400 South, Salt Lake City, Utah (the "Subject Property"); and,

         WHEREAS,  Seller desires to sell to Purchaser and Purchaser  desires to
purchase  the  Subject   Property  from  Seller  on  the  terms  and  conditions
hereinafter more fully set out.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants and conditions of this Agreement, the parties agree as follows:

                                    ARTICLE I

                                  The Property

         1.1 The Property. Subject to the terms and provisions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Subject Property, located at 230 West 400 South, Salt Lake City, Utah , more particularly described as follows:

          BEGINNING at the Southwest corner of Lot 1, Block 49, Plat "A", Salt Lake City Survey, and running thence North 165 feet; thence East 165 feet; thence South 165 feet; thence West 165 feet to the point of BEGINNING.

         1.2 Easements and Licenses. The Subject Property shall include such easements and licenses held by the Seller for ingress and egress from the parcel to be sold (regardless of whether such rights are included in the above legal description), including, but not limited to vehicle access, parking and utilities.

                                   ARTICLE II

                                 Purchase Price

         2.1 Purchase Price. The total purchase price for the Subject Property shall be ONE HUNDRED FORTY NINE THOUSAND FIVE HUNDRED DOLLARS ($149,500.00), to be paid or evidenced at the Closing as defined herein, subject to any credits provided for in this Agreement.

         2.2 Earnest Money Deposit. Upon opening of escrow, Purchaser shall deposit with the title Company described in Section 2.3 below the sum of Five Thousand Dollars ($5,000.00) as an Earnest Money Deposit to be credited against the Purchase Price. Purchaser shall have until June 9, 1995 ("Due Diligence Period"), in which to examine title, to review zoning and land use requirements, to conduct traffic studies, to inspect the Property, to conduct tests, including environmental, soils, percolation and engineering tests, in order to determine in its sole discretion whether the Property is suitable for Purchaser's uses and purposes. In the event that at the end of the Due Diligence Period Purchaser shall determine that the Property is not acceptable after having made its inspections, title review and tests, the Purchaser shall notify the Seller on or before June 9, 1995, that it will not be closing, and the Earnest Money Deposit shall be forfeited.

         2.3 Escrow. Within three (3) business days after the full execution of this Agreement, an escrow shall be opened with Ms. Victoria Walker, Escrow Officer of First American Title Company of Utah, 330 East 400 South, Salt Lake City, Utah 84111 ("Title Company").

                                   ARTICLE III

                            Title and Existing Lease

         3.1 Title Binder. Seller shall, within ten (10) days of the date of this Agreement furnish to Purchaser a title commitment for an ALTA Owner's Policy of Title Insurance (the "Title Binder"), issued through the title Company, describing the land, listing Purchaser as the prospective named insured and showing as the policy amount "$149,500".

         3.2 Review of Title. Purchaser shall have ten (10) days from the receipt of the title Binder (the "Review Period"), in which to notify Seller of any objections Purchaser has to any matters shown or referred to in the title Binder. Any title encumbrances or exceptions which are set forth in the Title Binder and to which Purchaser does not object within the Review Period (as to the Title Binder), shall be deemed to be permitted exceptions to the status of Seller's title (the "Permitted Exceptions"). With regard to items to which Purchaser does object within the Review Period, Seller shall have a period of ten (10) days from the date of Purchaser's notice, in which to cure objections. If Seller is unwilling or unable to cure such objections within the ten (10) day period, Purchaser may at Purchaser's option waive the objections not cured, or terminate this Agreement by written notice to Seller. In the event that the Title Binder discloses the existence of liens against the Subject Property or the Seller, Purchaser shall have subject to Seller's reasonable prior agreement, the right to apply whatever portion of the Purchase Price necessary to remove such liens at Closing. Notwithstanding the above, the existing trust deed against the property shall be paid off and removed of record by utilizing purchase money funds paid by Seller as part of the Purchase Price.

         3.3 Existing Lease. The Subject Property is subject to that certain Ground Lease dated October 1, 1975, among Carl M. Lollin and Virginia S. Lollin, his wife; John F. Lollin and Pauline M. Lollin, his wife; and Dianthalin M. Verange (aka Dianthalin Solomon), as Lessors, and Harold N. Wilkinson and Lurene
G. Wilkinson, his wife; and Brent R. Dyer and Carol Lynn Dyer, his wife, as Lessees ("Lease"). Seller agrees to assign its right as Landlord under the Lease to Purchaser at Closing.

                                   ARTICLE IV

                         Representations and Warranties

         4.1 Inspection. Purchaser and its authorized representatives shall have the right to inspect the Subject Property. In connection with such inspection (including soils and environmental tests), Purchaser agrees to indemnify and hold harmless Seller against all claims, losses, actions or causes of action which may be suffered by Seller in connection with the presence on the Subject Property of Purchaser or any of its agents or representatives.

         4.2 Environmental Status. Seller agrees to provide to Purchaser copies of any environmental studies which may have been performed by Seller on or near the Subject Property. Purchaser shall have the right to prepare an Expanded Phase I Environmental Assessment covering the Subject Property (the "Report"), Purchaser shall have fifteen (15) days in which to examine the Report. In the event that Purchaser determines that the Subject Property has environmental problems, or in the event that the Report suggests a Phase II Environmental Assessment ("Phase II Report"), Purchaser shall have the right to perform the Phase II Report. After Purchaser has concluded its environmental studies, it shall notify Seller in writing setting forth the environmental defects and the suggested actions for remediation. Seller shall then have the option to perform the remediation suggested in the Report (or Phase II Report if applicable), or to notify Purchaser that Seller is unwilling to perform such remediation. In the event that Seller refuses to correct the environment problems set forth in the Reports, Purchaser shall have the option to perform the remediation or to terminate this Agreement.

         4.3 Representations and Warranties of Seller. Seller hereby represents and warrants as of the date hereof and agrees to represent and warrant as of the Closing Date that:

                  (a) There is no pending condemnation or similar proceeding affecting the Subject Property or any portion thereof, and Seller has not received any written notice and has no knowledge that any such proceeding is contemplated.

                  (b)   Seller  is  not   prohibited   from   consummating   the
         transactions contemplated in this Agreement, by any law, regulation, agreement, instrument, restriction, order or judgment.

                  (c) Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein.

                  (d) Seller has no actual knowledge of environmental problems concerning the Subject Property and has not received notification from any federal, state or local agency as to any environmental deficiencies related to the Subject Property.

                  (e) Seller has not received notice of nor has any actual knowledge of any violation of any statute, ordinance, rule or regulation of any governmental authority in connection with its ownership and use of the Subject Property, nor has it received notice from any such governmental authority requiring any work to be done affecting the Subject Property.

         4.4 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants as of the date hereof and agrees to represent and warrant as of the closing date that Purchaser has full power and authority to enter into and perform the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Purchaser will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Purchaser is a party of by which Purchaser is bound.

                                    ARTICLE V

                         Conditions Precedent to Closing

         5.1 Conditions Precedent to Purchaser's Obligation to Close. Purchaser's obligation to consummate the transactions contemplated hereunder is conditioned upon satisfaction of each of the following conditions at or prior to the Closing (or such earlier date as is specified with respect to a particular condition):

         (a) Survey and Title Use. Purchaser shall have approved the Title Binder provided by Seller.

         (b) Inspections. The condition of the Subject Property shall meet the approval of Purchaser, In Purchaser's sole judgment and discretion, based upon on-site inspections of the subject Property to be made by Purchaser or Purchaser's representatives. Such inspections of the Subject Property by Purchaser or Purchaser's representatives are to be conducted in such a manner as not to physically damage the Subject Property.

         (c) Continuing Warranties. None of the representations and warranties of Seller set forth in Article IV hereof shall be untrue or inaccurate in any material respect.

         (d) Performance. Seller shall not have failed to perform or comply with any of its agreements or obligations in a material manner and within the periods provided herein.

         (e) Conveyance to Mark Elardo. This sale is contingent upon Purchaser closing its transaction with Mark Elardo for the conveyance by Purchaser of the leasehold interest in the property. Said conveyance may take place contemporaneously with Closing. In event that Mark Elardo does not close with the Purchaser on or before June 9, 1995, Purchaser shall notify Seller of Elardo's failure to close and Seller shall direct the Title Company to refund the Earnest Money Deposit to Purchaser and this Agreement shall terminate.

         In the event that all of the above conditions are not satisfied by June 9, 1995, Purchaser may terminate this Agreement by written notice to Seller. In the event of such termination, the parties shall have no further rights or obligations towards each other hereunder, and except for the contingency set forth in 5.1(e) above, the Earnest Money Deposit shall be forfeited. In the event the above conditions have not been satisfied three (3) days prior to Closing and this Agreement has not been terminated, all such conditions (except paragraph 5.1(e) or Seller's inability to deliver marketable title at Closing), shall be deemed to have been waived by Purchaser.

                                   ARTICLE VI

                                     Closing


         6.1 Time and Place of Closing. Provided that all of the conditions of this Agreement shall have been satisfied the Closing shall take place at the Title Company on June 9, 1995, or such other date as may be mutually agreed to by the parties.

         6.2      Events of Closing.  At the closing:

         (a)      Seller shall deliver to Purchaser the following:

                  (1) A Special Warranty Deed (in form and substance reasonably acceptable to Purchaser and Purchaser's counsel) duly executed and acknowledged by Seller, conveying to Purchaser Seller's 2/3rds interest in the Subject Property, in indefeasible fee simple; and,

                  (2) a commitment  from the Title Company to issue its Standard
         Owner's Policy of Title Insurance issued by the Title Company conforming to the requirements of Article III above insuring
         Purchaser's title in indefeasible fee simple in the amount of the purchase price and containing no exceptions other than the Permitted Exceptions; and,

                  (3)  documentation of the authority and capacity of Seller and
         its   representatives  to  enter  into  the  transaction   contemplated
         hereunder as Purchaser or Title Company may reasonably require; and,

                  (4) an assignment of all of Canton's right, title and interest in the Lease.

         (b) Purchaser shall deliver to Seller the following:

                  (1) The consideration required pursuant to Article II above, in cash or by Purchaser's certified or cashier's check in U.S. funds available immediately to Seller; and,

                  (2) documentation of the authority and capacity of Purchaser and its representatives to enter into the transaction contemplated hereunder as Seller or Title Company may reasonably require; and,
                  (3) a release by Purchaser which is effective to release Canton from any and all claims Purchaser has or may have against Canton for its tortious interference with Purchaser's attempt to sell its leasehold interest in the property. The form of the release and the contents therein shall disclose that the cause of action is only an allegation and that Canton and its agents and consultants deny any wrongdoing or liability with regard to said allegations.

         6.3 Expenses. Seller shall pay one-half of the escrow fee charged by the Title Company, the recording fees, the premium for the Owner's Policy of Title Insurance, and its own attorneys' fees. Purchaser shall pay one-half of the escrow fee charged by the title Company and its own attorney's fees. Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses.

         6.4 Pro-rations. Real property taxes, Downtown Alliance Assessments and special assessments, if any, shall be the obligation of the Purchaser.

                                   ARTICLE VII

                        Termination, Default and Remedies

         7.1 Permitted Termination. If this Agreement is terminated by either party pursuant to a right expressly given it to do so hereunder, this Agreement shall be terminated and neither party shall have any further rights or obligations hereunder.

         7.2 Default by Seller. Seller shall be in default hereunder upon the occurrence of any one or more of the following events: (a) Any of Seller's warranties or representations set forth herein are untrue or inaccurate in any material respect.

                  (b) Seller shall fail to meet, comply with or perform any material covenant, agreement, or obligation on its part required, within the time limits and in the manner required in this Agreement, for any reason other than a Permitted Termination.

         7.3 Default by Purchaser. Purchaser shall be in default hereunder if Purchaser shall fail to deliver at the closing any of the items required of Purchaser in Article VI hereof, for any reason other than a default by Seller hereunder or a Permitted Termination.

                  7.4 Attorneys' Fees. If it shall be necessary for either Seller or Purchaser to employ an attorney to enforce its rights pursuant to this Agreement because of a default under this Agreement, the defaulting party shall reimburse the non-defaulting party for reasonable attorneys' fees.

                                  ARTICLE VIII

                              Brokerage Commission

         Seller and Purchaser represent to each other that neither of them has had any dealings with a broker in connection with the sale of the Subject Property as herein provided or the negotiation of this Agreement and that neither has any liability for brokerage fees or a commission in connection therewith.

                                   ARTICLE IX

                                  Miscellaneous

         9.1 Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be by registered or certified mail and deemed to be delivered when posted (except where receipt is specified in this Agreement), addressed to the addressee at its address set forth below or at such other address as such party may have specified theretofore by notice delivered in accordance with this Section and actually received by the addressee;

         If to Seller:              CANTON PROPERTIES I, INC.
                                    202 West 400 South, Suite 100
                                    Salt Lake City, UT 84101
                                    Attention: Richard D. Surber

         If to Purchaser:  ASSET RECOVERY, INC.
                                    79 South Main Street, Suite 1100
                                    Salt Lake City, UT 84111
                                    Attention:       Brian Jeppesen

         9.2 Survival. All warranties, representations and agreements contained herein or arising out of the sale of the Subject Property by Seller to Purchaser shall be valid as of the closing date.

         9.3 Governing Law; Venue. The laws of the State of Utah shall govern the validity, enforcement, and interpretation of this Agreement.

         9.4 Integration; Modification; Waiver. This Agreement constitutes the complete and final expression of the agreement of the parties relating to the Subject Property, and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Subject Property.. This Agreement cannot be modified, or any of the terms hereof waived, except by an instrument in writing (referring specifically to this Agreement) executed by the party against whom enforcement of the modification or waiver is sought.

         9.5 Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

         9.6 Headings; Construction. The headings which have been used throughout this Agreement have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section.. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

         9.7 Invalid Provisions. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby.

         9.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors, receivers, trustees and permitted assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         9.9 Further Acts. In addition to the acts recited in this Agreement to be performed by Seller and Purchaser, Seller and Purchaser agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

                                    ARTICLE X

                                   Expiration

         Unless acceptance of this Agreement is signed by all parties and a signed copy is delivered in person, by mail or facsimile to the Purchaser by May 23, 1995, at 4:00 p.m. Mountain Daylight Time, or unless this Agreement has been previously withdrawn by the originating party, this Agreement shall be considered to be withdrawn at the date and time specified above.

         DATED as of the date and year first above written.

SELLER:                                                       PURCHASER:

CANTON PROPERTIES I, INC.                            ASSET RECOVERY, INC.

/s/ Richard Surber, President                       /s/ David R. Golden